Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto of CatchMark Timber Trust, Inc. (“CatchMark”) included in its annual report filed on Form 10-K for the year ended December 31, 2017 and its quarterly report on Form 10-Q for the six months ended June 30, 2018 and the historical combined carve-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities (“Crown Pine”) which are contained in the amended current report filed on Form 8-K that contains these unaudited pro forma condensed consolidated financial statements.

On July 6, 2018, CatchMark Timber Operating Partnership, L.P, a wholly-owned subsidiary of CatchMark Timber Trust, Inc. (“CatchMark”), completed its previously announced (and as previously disclosed in the Current Report on Form 8-K on May 18, 2018) investment of $200 million of common equity investment in Creek Pine Holdings, LLC (“Holdings”), funded using borrowings under CatchMark’s senior credit facility (the "Investment"). Also on that date Holdings and affiliates of BTG Pactual Timberland Investment Group, Highland Capital Management, Medley Capital LLC, British Columbia Investment Management Corporation and other equity investors (collectively, the “Preferred Investors”) completed their previously announced investment of $925.9 million investment in a joint venture, TexMark Timber Treasury, L.P. (“Triple T”), for purposes of completing the transactions contemplated by the Crown Pine Purchase Agreement (as described below).

On July 6, 2018, Triple T (through its indirect, wholly-owned subsidiary, Creek Pine, LLC, a Delaware limited liability company (“Creek Pine”)) completed the previously announced transactions contemplated by the Crown Pine Purchase Agreement (the “Crown Pine Purchase Agreement”) by and among Creek Pine, as assignee of Holdings of its rights and obligations under the Crown Pine Purchase Agreement, Crown Pine Timber 1, L.P. (“CP Timber 1”), Crown Pine Parent, L.P. (“CP Parent”), Crown Pine REIT, Inc. (“CP REIT”) and GPT1 LLC (together with CP Parent and CP REIT, the “Sellers”). Pursuant to the Crown Pine Purchase Agreement, Creek Pine acquired all of the outstanding partnership interests in CP Timber 1 for approximately $1.37 billion in cash (the “Acquisition”), subject to finalizing certain purchase price adjustments. CP Timber 1 and its subsidiaries are the fee simple owners of 1,099,875 gross acres of fee simple lands located in Southeast Texas.
The purchase price was financed through the proceeds of the equity contributions to Creek Pine described above and a $600 million, seven-year term loan made pursuant to the terms and conditions of a credit agreement, dated July 6, 2018 between Creek Pine REIT, LLC (“Creek Pine REIT”), Creek Pine Intermediate, LLC, Creek Pine, Creek Pine Timber GP, LLC, CoBank ACB, as administrative agent, and the lenders party thereto. Borrowings under the term loan bear interest at a floating rate equal to LIBOR or a base rate, plus a margin determined based upon a loan-to-value ratio and are secured by all of the assets of Creek Pine REIT and its subsidiaries.
In connection with the completion of the transactions contemplated by the Crown Pine Purchase Agreement, on July 6, 2018, Holdings and the Preferred Investors entered into an agreement of limited partnership in connection with Triple T (the “Joint Venture Agreement”). The Joint Venture Agreement provides for a term of five years (extendable, subject to certain approvals, to 7 and 10 years), preferred return to the Preferred Investors in priority to Holdings, subsequent preferred return to Holdings and, finally, participation by Holdings, on the one hand, and the Preferred Investors, on the other hand, in remaining distributions in percentages equal to 50%/50% or 80%/20%, respectively, depending upon the occurrence of certain contingencies.

In connection with the Joint Venture Agreement, a subsidiary of CatchMark has entered into an asset management agreement (the “Asset Management Agreement”), pursuant to which CatchMark receives an asset management fee equal to 1%, subject to reduction in certain circumstances, of the purchase price of CP Timber 1 less CatchMark’s ownership percentage in Triple T.

The following unaudited pro forma condensed consolidated financial statements give effect to the Investment and related financings as if they had been completed on June 30, 2018 with respect to the pro forma consolidated balance sheet and as of January 1, 2017 with respect to the pro forma consolidated statements of operations. Pro forma adjustments are included only to the extent they are factually supportable and, with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the results of operations of CatchMark.

Exhibit 99.2

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2018 and for the twelve months ended December 31, 2017 have been developed from CatchMark’s historical consolidated statement of operations for such periods and Crown Pine’s historical combined carve-out statement of operations for such periods. The unaudited pro forma consolidated balance sheet has been developed from CatchMark’s historical consolidated balance sheet as of June 30, 2018 and Crown Pine’s historical combined carve-out balance sheet as of June 30, 2018.

The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of what CatchMark’s actual financial position or results of operations would have been had the Investment and related financings been completed on the dates indicated above. In addition, the following unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations of CatchMark. A number of factors may affect our results. See the specific factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2018
(in thousands, except for per-share amounts)

	CatchMark Historical (1)	Crown Pine Historical (2)	Investment Adjustments		CatchMark Pro Forma Total
Assets:
Cash and cash equivalents	$12,096	$—	$4,951	A	$17,047
Accounts receivable	3,494	3,300	(3,300)	B	3,494
Prepaid expenses and other assets	48,394	4,220	(39,919)	C	12,695
Deferred financing costs	368	—	—		368
Timber assets					—
Timber and timberlands, net	690,807	1,579,643	(1,579,643)	B	690,807
Intangible lease assets, less accumulated amortization	14	—	—		14
Investment in unconsolidated joint ventures	6,977	—	114,720	D	121,697
Total assets	$762,150	$1,587,163	$(1,503,191)		$846,122

Liabilities
Accounts payable and accrued expenses	$7,178	$6,012	$(8,113)	E	$5,077
Other liabilities	4,302	9,017	(9,017)	B	4,302
Notes payable and lines of credit, less net deferred financing costs	292,945	—	170,000	F	462,945
Total liabilities	$304,425	$15,029	$152,870		$472,324

Commitments and Contingencies	—	—	—		—

Stockholders' Equity
Class A common stock, $0.01 par value: 900,000 shares authorized; 49,123 and 49,123 shares issued and outstanding, historical and pro forma, respectively (3)	491	—	—		491
Partners' capital	—	1,572,134	(1,572,134)	B	—
Additional paid-in capital	730,361	—	—		730,361
Accumulated deficit and distributions	(278,954)	—	(83,927)	G	(362,881)
Accumulated other comprehensive income	5,827	—	—		5,827
Total stockholders' equity	457,725	1,572,134	(1,656,061)		373,798
Total liabilities and stockholders' equity	$762,150	$1,587,163	$(1,503,191)		$846,122

See accompanying notes.

(1)	Historical financial information of CatchMark is derived from its Quarterly Report filed on Form 10-Q for the six months ended June 30, 2018.

(2)
Historical financial information of Crown Pine has been derived from the combined carved-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities for the six months ended June 30, 2018. Certain Crown Pine amounts have been reclassified to conform to CatchMark's financial statement presentation.

(3)	Historical and pro forma shares issued and outstanding represent CatchMark common stock as of June 30, 2018 as filed in its Quarterly Report on Form 10-Q.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018
(in thousands, except for per-share amounts)

	CatchMark Historical (1)	Crown Pine Historical (2)	Pro Forma Adjustments				CatchMark Pro Forma Total
			Investment		Other
Revenues:
Timber sales	$36,398	$40,640	$(40,640)	B	$—		$36,398
Timberland sales	11,086	—	—		—		11,086
Management fee	—	—	5,406	H	—		5,406
Other revenues	2,869	12,304	(12,304)	B	—		2,869
	50,353	52,944	(47,538)		—		55,759
Expenses:
Contract logging and hauling costs	16,541	—	—		—		16,541
Cost of logs harvested	—	30,218	(30,218)	B	—		—
Depletion	13,660	7,932	(7,932)	B	—		13,660
Cost of timberland sales	8,380	—	—		—		8,380
Forestry management expenses	3,252	4,092	(4,092)	B	—		3,252
General and administrative expenses	6,118	6,426	(6,426)	B	—		6,118
Land rent expenses	337	—	—		—		337
Other operating expenses	2,841	—	—		—		2,841
	51,129	48,668	(48,668)		—		51,129
Operating income (loss)	(776)	4,276	1,130		—		4,630

Other income (expense)
Interest income	160	—	(64)	I	—		96
Interest expense	(6,804)	—	(3,837)	J	521	K	(10,120)
	(6,644)	—	(3,901)		521		(10,024)

Gain on disposal of timber, timberland, and equipment	—	264	(264)	B	—		—

Net income (loss) before unconsolidated joint ventures	(7,420)	4,540	(3,035)		521		(5,394)
Income from unconsolidated joint ventures	2,530	—	(5,971)	L	—		(3,441)
Net income (loss)	$(4,890)	$4,540	$(9,006)		$521		$(8,835)

Weighted-average common shares outstanding - basic and diluted	46,775					M	49,123

Net loss per share - basic and diluted	$(0.10)						$(0.18)

See accompanying notes.

(1)	Historical financial information of CatchMark is derived from its Quarterly Report filed on Form 10-Q for the six months ended June 30, 2018.

(2)
Historical financial information of Crown Pine has been derived from the combined carved-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities for the six months ended June 30, 2018. Certain Crown Pine amounts have been reclassified to conform to CatchMark's financial statement presentation.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(in thousands, except for per-share amounts)

	CatchMark Historical (1)	Crown Pine Historical (2)	Pro Forma Adjustments				CatchMark Pro Forma Total
			Investment		Other
Revenues:
Timber sales	$71,353	$82,556	$(82,556)	B	$—		$71,353
Timberland sales	14,768	—	—		—		14,768
Management fee	—	—	10,811	H	—		10,811
Other revenues	5,174	15,659	(15,659)	B	—		5,174
	91,295	98,215	(87,404)		—		102,106
Expenses:
Contract logging and hauling costs	31,108	—	—		—		31,108
Cost of logs harvested	—	60,813	(60,813)	B	—		—
Depletion	29,035	17,132	(17,132)	B	—		29,035
Cost of timberland sales	10,423	—	—		—		10,423
Forestry management expenses	6,758	6,259	(6,259)	B	—		6,758
General and administrative expenses	11,660	13,855	(15,126)	N	—		10,389
Land rent expenses	621	—	—		—		621
Other operating expenses	5,264	—	—		—		5,264
	94,869	98,059	(99,330)		—		93,598
Operating income (loss)	(3,574)	156	11,926		—		8,508

Other income (expense)
Interest income	113	—	—		—		113
Interest expense	(11,187)	—	(7,960)	J	700	K	(18,447)
	(11,074)	—	(7,960)		700		(18,334)

Gain on disposal of timber, timberland, and equipment	—	265	(265)	B	—		—

Net income (loss) before unconsolidated joint ventures	(14,648)	421	3,701		700		(9,826)
Income from unconsolidated joint ventures	1,138	—	(194,029)	L	—		(192,891)
Net income (loss)	$(13,510)	$421	$(190,328)		$700		$(202,717)

Weighted-average common shares outstanding - basic and diluted	39,751					M	49,123

Net loss per share - basic and diluted	$(0.34)						$(4.13)

See accompanying notes.

(1)	Historical financial information of CatchMark is derived from its Annual Report filed on Form 10-K for the year ended December 31, 2017.

(2)
Historical financial information of Crown Pine has been derived from the audited combined carved-out financial statements of Crown Pine Timber 1, L.P. and affiliated entities. Certain Crown Pine amounts have been reclassified to conform to CatchMark's financial statement presentation.

CATCHMARK TIMBER TRUST, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands unless otherwise noted)

Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma consolidated balance sheet as of June 30, 2018 and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 reflect the following adjustments:

A.	Cash and Cash Equivalents
Represents reimbursements from Triple T for transaction costs incurred by CatchMark to effect the Investment and the Acquisition.

B.	Various - Investment Adjustments
Represents the elimination of historical balances of Crown Pine as CatchMark accounts for the Investment using the equity method of accounting. See note D for additional information on the equity method and CatchMark’s Investment in Unconsolidated Joint Ventures.

C.	Prepaid Expenses and Other Assets
Represents the elimination of the historical balance of Crown Pine ($4.2 million), the earnest money deposit ($30 million) towards the Acquisition made by CatchMark, and reversal of deferred transaction costs that were subsequently reimbursed or paid at closing by Triple T ($5.7 million).

D.	Investment in Unconsolidated Joint Ventures
For joint ventures that it does not control but exercises significant influence, CatchMark uses the equity method of accounting. Under the equity method, the investment in a joint venture is recorded at cost and adjusted for equity in earnings and cash contributions and distributions. Income or loss and cash distributions from an unconsolidated joint venture are allocated according to the provisions of the respective joint venture agreement, which may be different from its stated ownership percentage. CatchMark’s equity in earnings (losses) of the unconsolidated Triple T joint venture is determined using the hypothetical liquidation-at-book value (“HLBV”) method.

The pro forma adjustment represents the book basis of CatchMark’s investment in the unconsolidated Triple T joint venture assuming an initial $200 million contribution and its pro forma equity in earnings (losses) for the six months ended June 30, 2018 determined using HLBV. The following table summarizes the pro forma adjustments made to Investment in Unconsolidated Joint Ventures related to the Investment as of June 30, 2018 (in thousands):

As of June 30, 2018
Beginning Balance	$—
Contribution to Triple T	200,000
Equity in Earnings of Triple T	(85,280)
Ending Balance, Pro Forma Adjustment	$114,720

See note G for additional information on the determination of CatchMark’s equity in earnings (losses) of the unconsolidated Triple T joint venture.

E.	Accounts Payable and Accrued Expenses
Represents the elimination of the historical balance of Crown Pine ($6.0 million), and accrued transaction costs ($2.1 million) that were paid at closing by Triple T.

F.	Notes Payable and Lines of Credit

Represents borrowings from CatchMark’s credit facilities used to partially fund the Investment, which in turn was contributed to and used by Triple T to pay a portion of the $1.37 billion purchase price for the Acquisition.

G. Accumulated Deficit and Distributions
Represents CatchMark’s equity in earnings (losses) of the unconsolidated Triple T Timberlands joint venture determined using HLBV as if the Investment and Acquisition had been completed on June 30, 2018, the date of the unaudited pro forma consolidated balance sheet. CatchMark’s pro forma equity in earnings (losses) of Triple T determined using HLBV results primarily from distribution preferences and transaction costs incurred by Triple T in the period of Acquisition and are not consistent with the historical results of operations of Crown Pine. The following table summarizes the pro forma adjustment made to Accumulated Deficit and Distributions related to the Investment as of June 30, 2018 (in thousands):

As of June 30, 2018
Book Value of Triple T - Pro Forma Balance Sheet	$1,440,586
Repayment of Triple T Debt	(600,000)
Return of Capital - Preferred Investors	(725,866)
Residual Equity Balance	114,720
CatchMark Investment in Triple T	200,000
CatchMark Equity in Earnings of Triple T, Pro Forma Adjustment	$(85,280)

H.	Management Fee Revenue
Represents management fee revenue in the amount of approximately 1.0% of the purchase price of the Acquisition multiplied by the Preferred Investors’ relative equity percentage.

I.	Interest Income
Represents interest income earned on the $30 million earnest money deposit described in note C above.

J.	Interest Expense - Investment
Represents interest expense on borrowings under CatchMark's credit facilities to fund the Investment, which was contributed to and used by Triple T to pay a portion of the $1.37 billion purchase price for the Acquisition. CatchMark’s credit facilities bear interest at London Interbank Offered Rate, or LIBOR, plus a spread of 1.50% to 2.20%, depending on loan-to-value ratio, as defined per the credit agreements. For purposes of pro forma adjustments, such borrowings bore interest at a weighted-average variable rate of approximately 3.94% and 3.09% for the three months ended June 30, 2018 and the year ended December 31, 2017, respectively. A 1.0% change in interest rates would result in a change in interest expense of approximately $0.5 million and $2.0 million for the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

K.	Interest Expense - Other
Represents interest expense savings, net of the associated $1.4 million write-off of deferred financing costs in the year ended December 31, 2017, related to the repayment of $69.0 million of outstanding debt in March 2018 with net proceeds from CatchMark’s public equity offering conducted in March 2018. This debt repayment is reflected in CatchMark’s historical notes payable and lines of credit balance as of June 30, 2018.

L.	Income (Loss) from Unconsolidated Joint Ventures
Represents CatchMark’s income (loss) from unconsolidated joint ventures based on its equity in earnings (losses) of the unconsolidated Triple T joint venture determined using HLBV as if the Investment and Acquisition had been completed on January 1, 2017. CatchMark’s pro forma equity in earnings (losses) of Triple T determined using HLBV results primarily from distribution preferences and transaction costs incurred by Triple T in the period of Acquisition and are not consistent with the historical results of operations of Crown Pine. The following table summarizes the pro forma adjustment made to Income from Unconsolidated Joint Ventures for the six months ended June 30, 2018 and the year ended December 31, 2017 (in thousands):

	For the Six Months Ended June 30, 2018	For the Year Ended December 31, 2017
Book Value of Triple T - Pro Forma Income Statement	$1,406,239	$1,406,238
Repayment of Triple T Debt	(600,000)	(600,000)
Preferred Return Distribution - Preferred Investors	(115,940)	(74,401)
Return of Capital - Preferred Investors	(690,299)	(725,866)
Residual Equity Balance in Triple T	—	5,971
CatchMark Investment in Triple T	(5,971)	200,000
CatchMark Equity in Earnings of Triple T, Pro Forma Adjustment	$5,971	$(194,029)

M.	Weighted-Average Common Shares Outstanding - Basic and Diluted
Pro forma weighted-average common shares outstanding - basic and diluted represent the number of shares outstanding at the end of the period as if they were issued and outstanding during the entire period.

N.	General and Administrative Expenses
Represents the elimination of historical balances of Crown Pine ($13.9 million) plus a reversal of $1.3 million of transaction costs CatchMark incurred in connection with the Investment, which was expensed in 2017 and reimbursed by Triple T on July 6, 2018.